Exhibit 28









                         GENERAL PUBLIC UTILITIES CORPORATION
                           AND SUBSIDIARY SYSTEM COMPANIES
                              EMPLOYEE SAVINGS PLAN FOR
                               NONBARGAINING EMPLOYEES

                       REPORT ON AUDITS OF FINANCIAL STATEMENTS
                                 for the years ended
                              December 31, 1993 and 1992

                         GENERAL PUBLIC UTILITIES CORPORATION
                           AND SUBSIDIARY SYSTEM COMPANIES
                  EMPLOYEE SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                            INDEX OF FINANCIAL STATEMENTS
                                       _______


                                                                    Pages

          Report of Independent Accountants                           2


          Financial Statements:
            Statements of Net Assets Available for Plan
                Benefits as of December 31, 1993 and 1992             3

            Statements of Changes in Net Assets Available
                for Plan Benefits for the years ended
                December 31, 1993 and 1992                            4

            Notes to Financial Statements                           5-14

                          REPORT OF INDEPENDENT ACCOUNTANTS




          To the Administrative Committee of the
            General Public Utilities Corporation and
            Subsidiary System Companies Employee
            Savings Plan for Nonbargaining Employees:

                    We have audited the accompanying statements of net assets available for plan benefits of the General Public Utilities Corporation and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees (the "Plan") as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the management of the Plan. Our responsibility is to express an opinion on these financial statements based on our audits.

                    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.




                                                  COOPERS & LYBRAND




          2400 Eleven Penn Center
          Philadelphia, Pennsylvania
          April 22, 1994

                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                               STATEMENTS OF NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS

                              December 31, 1993 and 1992
                                       _______



                                                    1993          1992

          Investments in GPU System Companies
              Master Savings Plan Trust,
              at fair value                     $290,843,124  $227,698,237

          Participant loans receivable             9,616,944     8,221,052

          Net assets available for plan
              benefits                          $300,460,068  $235,919,289































                        The accompanying notes are an integral
                          part of the financial statements.

                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                         STATEMENTS OF CHANGES IN NET ASSETS
                             AVAILABLE FOR PLAN BENEFITS

                    for the years ended December 31, 1993 and 1992
                                       _______



                                                  1993          1992


          Balances, beginning of year         $235,919,289  $193,519,914

          Increases:
            Contributions:
              Employee                          20,366,229    18,257,751

              Employer                          10,442,116     9,814,681

            Transfers from affiliated
                pension plans                      900,005       746,798

            Transfers from affiliated
                savings plans                      984,561       613,859

            Transfers from GPU System
                Master Retirement Trust               -           91,370

            Interest on loans                      735,598       656,357

            Net investment gain in GPU
                System Companies Master
                Savings Plan Trust
                or GPU System Master
                Retirement Trust                36,858,249    20,309,230

                                                70,286,758    50,490,046

          Decreases:
            Distributions and
                withdrawals                      5,745,979     8,090,671

          Balances, end of year               $300,460,068  $235,919,289






                        The accompanying notes are an integral
                          part of the financial statements.

                       GENERAL PUBLIC UTILITIES CORPORATION AND
                         SUBSIDIARY SYSTEM COMPANIES EMPLOYEE
                       SAVINGS PLAN FOR NONBARGAINING EMPLOYEES

                            NOTES TO FINANCIAL STATEMENTS
                                       _______


          1.  General Description of the Plan:

              The following description of the General Public Utilities Corporation and Subsidiary System Companies Employee Savings Plan for Nonbargaining Employees ("Plan") provides only general information on the provisions of the Plan in effect on December 31, 1993. Participants should refer to the Benefits Handbook and the Plan document and prospectus for a more complete description of the Plan's provisions.

                   General:

              The Plan is a defined contribution plan. In general, all nonbargaining employees of General Public Utilities
              Corporation and Subsidiary System Companies ("Companies") are eligible to participate after completing six months of service on a full-time basis.

              The Plan is intended to qualify as a cash or deferred profit sharing plan under Sections 401(a) and 401(k) of the Internal Revenue Code. It is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Companies generally absorb all administrative costs of the Plan, except for certain trust administration costs which are paid out of plan assets held in the trust. A participant is eligible to transfer his account to an affiliated savings plan upon a change in his employment status.

              The Plan contains additional employer contributions and employee savings features. Participants have the option to transfer their 2% accounts in the Pension Plans to the Savings Plan. Participants may also "rollover" certain distributions received from other qualified plans to the Savings Plan.

                   Contributions:

              The Plan provides two contribution options to a participant. Subject to certain limitations set forth in the Plan, the participant may elect (1) to have his base compensation reduced by an amount equal to any whole percentage (before-tax 401(k) contributions) which is contributed on behalf of the employee by the Company; and/or (2) to contribute by payroll deduction any whole percentage of base compensation (after-tax).

                                      Continued

                   Matching Program:

              The Companies provide a matching contribution to the Plan, on behalf of each participant, in an amount up to 100% of a participant's aggregate contributions up to 4% of the participant's base salary.

                   Investment Funds:

              Participants may elect to have their Plan accounts invested in one or more of the following six investment options:

               . Units of interest in an "Interest Income Fund," formerly the "Fixed Fund," managed by Fidelity Management Trust Company, the assets of which are invested primarily in contracts issued by insurance companies, banks or other financial institutions, and which has the objective of obtaining a relatively stable level of current income consistent with the preservation of capital and a high degree of liquidity. As of September 1, 1992, this option replaced the Plan's "GIC Fund" option.

               . Shares of the Fidelity Intermediate Bond Fund, an open end mutual fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of obtaining a high level of current income by investing in investmentgrade, fixed income obligations.
                 As of September 1, 1992, this option replaced the Plan's "Income Fund" option.

               . Shares of the Fidelity Puritan Fund, an open end mutual
                 fund, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of obtaining a balance between capital appreciation, preservation of capital and generation of income. As of September 1, 1992, this option replaced the Plan's "Balanced Fund" option.

               . Shares of the Fidelity Retirement Growth Fund, an open end mutual fund to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing the opportunity for significant capital appreciation. As of September 1, 1992, this option replaced the Plan's "Growth Stock Fund" option.

               . Shares of General Public Utilities Corporation ("GPU")
                 common stock. As of September 1, 1992, this option replaced the Plan's "GPU Stock Fund" option.








                                      Continued

          1.  General Description of the Plan, continued:

                   Investment Funds, continued:

               . Shares of the Fidelity U.S. Equity Index Commingled Pool
                 Fund ("Fidelity S&P 500 Index Fund"), a commingled pool, to which Fidelity Management Trust Company serves as investment advisor, and which has the primary objective of providing investment results that correspond to the total return of the Standard & Poor's Index, a U.S. equity index made up of 500 equity securities (stocks). This investment option was made available beginning July 1, 1993.

                   Employee Participation in the Plan:

              The number of participating employees with account balances invested in each investment option at December 31, 1993 and 1992 was as follows:

                                                       1993      1992

                 Interest Income Fund                  3,514     3,596
                 Fidelity Intermediate Bond Fund       1,634     1,607
                 Fidelity Puritan Fund                 3,695     3,149
                 Fidelity Retirement Growth
                     Fund                              3,324     3,109
                 GPU Stock                             1,152       950
                 Fidelity S&P 500 Index Fund             176      -

              The total number of participants in the Plan at December 31, 1993 and 1992 was 5,759 and 5,434, respectively, which was less than the sum of the number of participants shown in the schedule above because many participants were participating in more than one option.

                   Participant Accounts:

              Each participant's account is credited with the participant's own contributions and with the matching contributions made by the Company with respect to the participant's contributions. Each account maintained for a participant also reflects the number of shares of each mutual fund, the number of shares of











                                      Continued

          1.  General Description of the Plan, continued:

                   Participant Accounts, continued:

              GPU stock, the number of units of interest in the Fidelity S&P 500 Index Fund, and the number of units of interest in the Interest Income Fund, in which the balance of that account is invested. All income, gain or loss attributable to the investment of the balance of any account maintained for a participant is credited or charged to that account.

                   Vesting:

              Participants are 100% vested at all times in their Plan accounts.

                   Distributions and Withdrawals:

              A participant's Plan account balances become distributable upon termination of the participant's employment. Distribution of account balances in excess of $3,500 may be deferred, at the participant's election, up to age 65. If distribution of a participant's account has not otherwise begun, it must begin by April 1st following the year in which the participant attained age 70-1/2. Distributions generally are in the form of a single lump sum payment. The Plan permits withdrawals of account balances in the event of financial hardship or disability as defined in the Plan. A complete description of the Plan's terms and conditions for employee distributions and withdrawals can be found in the Plan document.

                   Loans to Participants:

              The Plan provides that loans may be made to a participant from the participant's account balance subject to certain conditions. The minimum amount of each loan is $1,000 with the maximum being $50,000, or certain lesser amounts as described in the Plan. Interest on the loan is credited to the participant's account. The rate is determined periodically by the Administrative Committee, based on current commercial rates. The interest rates for loans in excess of five years were 7.67% and 8.18%, and the interest rates for loans five years or less were 6.5% and 7.0% at December 31, 1993 and 1992, respectively.









                                      Continued

          1.  General Description of the Plan, continued:

                   Plan Termination:

              The GPU System Companies reserve the right at any time to modify, suspend, amend or terminate the Plan. However, the GPU System Companies cannot do so in such manner as will cause or permit any part of the Plan's assets to be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries.


          2.  Summary of Significant Accounting Policies:

                   Valuation of Investments:

              The amounts shown herein as the investment in the GPU System Companies Master Savings Plan Trust reflect the fair value of the assets held in such Trust and the Plan's relative interest in the Trust. The Plan's participation is measured at its value at the beginning of the valuation period plus net external cash flow (contributions, distributions, etc.) experienced by the Plan during the valuation period. Investment income, net realized gain (loss) on investments and net unrealized appreciation (depreciation) of investments are allocated to each participating plan based upon its accumulated monthly balance for each investment option (see
              Note 3).

              The net investment gain from the GPU System Companies Master Savings Plan Trust and the Plan's separated segregated accounts within the GPU System Master Retirement Trust for the years ended December 31, 1993 and 1992, respectively, which is presented in the Statement of Changes in Net Assets Available for Plan Benefits, consists of interest and dividend income and the net appreciation (depreciation) in the fair value of investments, which consists of realized gains or losses and the unrealized appreciation (depreciation) on those investments in the GPU System Companies Master Savings Plan Trust and the GPU System Master Retirement Trust.


          3.  Investments:

              On September 8, 1992, the Plan's investments, along with the investments from the other GPU System Savings Plans were transferred from their separated segregated accounts within the GPU System Master Retirement Trust to the GPU System Companies Master Savings Plan Trust.




                                      Continued

          3.  Investments, continued:

              The investments reflected in the December 31, 1993 and 1992 Statements of Net Assets Available for Plan Benefits represent the Plan's 71.11% and 71.15% share, respectively, of total investments held in the GPU System Companies Master Savings Plan Trust at December 31, 1993 and 1992.

              At December 31, 1993 and 1992, the total investments held in the GPU System Companies Master Savings Plan Trust are summarized as follows:

                                                    1993             1992
                                                 Fair Value       Fair Value

              Fidelity Retirement Growth
                  Fund                          $117,026,998     $ 89,764,363
              Fidelity Puritan Fund              110,652,603       69,805,044
              Fidelity Intermediate Bond
                  Fund                            24,188,605       21,119,731
              Interest Income Fund:
                Allstate Life Insurance Co.        7,171,497       19,689,291
                Canada Life                        6,255,768           -
                Capital Initiatives Corp.         15,737,217       15,700,398
                CIGNA                             16,684,551       16,761,478
                CNA Life Insurance Co.             9,811,128        9,040,959
                Confederation Life Insurance Co.   5,202,689        5,202,683
                Hartford Life Insurance Co.        9,058,782        8,310,806
                John Hancock Mutual Life
                    Insurance Co.                 14,055,742       19,455,276
                Metropolitan Life Insurance Co.    6,479,891        5,965,652
                Provident National Assurance Co.       -            5,735,278
                Prudential Insurance Co.           5,652,022        5,273,393
                State Mutual                       7,082,457            -
                Sun Life of Canada                25,435,924       10,097,772
              GPU Common Stock                    12,578,457        9,291,034
              Fidelity S&P 500 Index Fund          1,883,574            -
              Fidelity Short-Term Investment
                  Group trust fund                14,052,449        8,822,708

              Total investments at fair value   $409,010,354     $320,035,866

              Total investments at cost         $399,844,167     $307,710,941











                                      Continued


3.     Investments, continued:

       Based on participant investment options at December 31, 1993 and 1992, the Plan's investments were broken down as follows:
                                                                 1993               1992
            Fidelity Retirement Growth Fund                       27%                27%
            Fidelity Puritan Fund                                 29                 24
            Fidelity Intermediate Bond Fund                        6                  7
            Interest Income Fund                                  34                 39
            GPU Stock                                              3                  3
            Fidelity S&P 500 Index Fund                            1                  0

       For the years ended December 31, 1993 and 1992, the changes in the GPU System Companies
       Master Savings Plan Trust and the separated segregated accounts within the GPU System Master
       Retirement Trust, respectively, are summarized as follows:
                                                                                     Fidelity
                                        Fidelity Retirement        Fidelity        Intermediate      Interest
                                           Growth Fund            Puritan Fund       Bond Fund      Income Fund
                                        (Growth Stock Fund)     (Balanced Fund)    (Income Fund)    (Fixed Fund)
Investments, December 31, 1991              $ 65,643,690          $ 51,748,578       $19,598,010     $117,496,158

Increases:
   Employee contributions                     10,476,848             6,936,871         2,580,737       13,663,814
   Employer contributions                      3,239,765             2,451,447           915,981        4,247,423
   Transfers from affiliated pension
          plans                                  241,782               261,666           116,084        1,542,980
   Transfers between investment funds          5,122,521             2,555,781        (1,953,582)      (5,632,159)
   Transfers from Master Retirement
          Trust                                    -                     -                 -              159,599
   Interest on loans                             274,249               176,517            60,178          365,821
   Net investment gain                         8,230,530             8,551,243         1,136,356        9,570,956

                                              27,585,695            20,933,525         2,855,754       23,918,434
Decreases:
   Distributions and withdrawals               3,465,022             2,877,059         1,334,033       11,358,898

Investments, December 31, 1992                89,764,363            69,805,044        21,119,731      130,055,694

Increases:
   Employee contributions                     11,921,049             9,952,795         2,696,320       14,059,256
   Employer contributions                      3,457,160             3,230,753           903,579        4,142,379
   Transfers from affiliated pension
          plans                                  251,987               377,225            69,386          801,381
   Transfers between investment funds         (5,209,302)           13,327,171        (2,070,107)      (8,031,550)
   Interest on loans                             305,376               249,020            60,682          341,019
   Net investment gain                        20,290,183            16,972,815         2,505,942       10,084,776

                                              31,016,453            44,109,779         4,165,802       21,397,261
Decreases:
   Distributions and withdrawals               3,753,818             3,262,220         1,096,928        8,772,838

Investments, December 31, 1993              $117,026,998          $110,652,603       $24,188,605     $142,680,117


                                                Continued

                                                   11



3.     Investments, continued:

       For the years ended December 31, 1993 and 1992, the changes in the GPU System Companies
       Master Savings Plan Trust and the separated segregated accounts within the GPU System Master
       Retirement Trust, respectively, are summarized as follows:
                                                                    Fidelity
                                              GPU Stock             S&P 500
                                          (GPU Stock Fund)         Index Fund           Total
Investments, December 31, 1991               $ 7,432,637                 -          $261,919,073

Increases:
   Employee contributions                      1,254,024                 -            34,912,294
   Employer contributions                        393,929                 -            11,248,545
   Transfers from affiliated pension
          plans                                   40,968                 -             2,203,480
   Transfers between investment funds            (92,561)                -                 -
   Transfers from Master Retirement
          Trust                                    -                     -               159,599
   Interest on loans                              29,843                 -               906,608
   Net investment gain                           661,694                 -            28,150,779

                                               2,287,897                 -            77,581,305
Decreases:
   Distributions and withdrawals                 429,500                 -            19,464,512

Investments, December 31, 1992                 9,291,034                 -           320,035,866

Increases:
   Employee contributions                      1,475,877            $  157,425        40,262,722
   Employer contributions                        436,283                44,271        12,214,425
   Transfers from affiliated pension
          plans                                   22,822                 -             1,522,801
   Transfers between investment funds            383,001             1,600,787             -
   Interest on loans                              35,576                 3,588           995,261
   Net investment gain                         1,396,344                89,559        51,339,619

                                               3,749,903             1,895,630       106,334,828
Decreases:
   Distributions and withdrawals                 462,480                12,056        17,360,340

Investments, December 31, 1993               $12,578,457            $1,883,574      $409,010,354

                                                Continued

                                                   12



3. Investments, continued:

   The net investment gain in the GPU System Companies Master Savings Plan Trust for the
   year ended December 31, 1993 was as follows:
                                                                                  Fidelity
                                       Fidelity Retirement      Fidelity        Intermediate       Interest
                                          Growth Fund          Puritan Fund       Bond Fund      Income Fund
                                       (Growth Stock Fund)   (Balanced Fund)    (Income Fund)    (Fixed Fund)
Dividends                                  $10,904,390         $12,694,099        $1,770,124           -
Interest income                                 -                   -                  -         $10,084,776
Net appreciation
   in fair value of investments              9,385,793           4,278,716           735,818           -

      Net investment gain                  $20,290,183         $16,972,815        $2,505,942     $10,084,776


   The net investment gain in the GPU System Companies Master Savings Plan Trust and
   the separated segregated accounts within the GPU System Master Retirement Trust for the year ended December 31, 1992 was as follows:
                                                                                                  Fidelity
                                       Fidelity Retirement      Fidelity        Intermediate       Interest
                                          Growth Fund          Puritan Fund       Bond Fund      Income Fund
                                       (Growth Stock Fund)   (Balanced Fund)    (Income Fund)    (Fixed Fund)
Dividends                                  $16,142,935          $6,314,360        $  850,776           -
Interest income                                  1,873               1,071           714,831      $9,570,956
Net appreciation (depreciation)
   in fair value of investments             (7,914,278)          2,235,812          (429,251)          -

      Net investment gain                  $ 8,230,530          $8,551,243        $1,136,356      $9,570,956











                                                Continued

                                                   13



3. Investments, continued:

   The net investment gain in the GPU System Companies Master Savings Plan Trust for the
   year ended December 31, 1993 was as follows:

                                                                  Fidelity
                                            GPU Stock             S&P 500
                                         (GPU Stock Fund)        Index Fund         Total
Dividends                                   $  560,655                -          $25,929,268
Interest income                                  1,493                -           10,086,269
Net appreciation
   in fair value of investments                834,196             $89,559        15,324,082

      Net investment gain                   $1,396,344             $89,559       $51,339,619


   The net investment gain in the GPU System Companies Master Savings Plan Trust and
   the separated segregated accounts within the GPU System Master Retirement Trust for the year ended December 31, 1992 was as follows:

                                                                  Fidelity
                                             GPU Stock            S&P 500
                                          (GPU Stock Fund)       Index Fund         Total
Dividends                                     $478,825                -          $23,786,896
Interest income                                    940                -           10,289,671
Net appreciation (depreciation)
   in fair value of investments                181,929                -           (5,925,788)

      Net investment gain                     $661,694                -          $28,150,779


   Investments in the GPU System Companies Master Savings Plan Trust are carried at fair market value.  Fair market values of assets held by the Trust are determined as follows:

      Stock and bonds are valued at the closing market prices on the last business day of the year.
      Short-term investment group trust funds (investments through the custodian bank) and insurance contracts are valued at cost plus accrued interest, which approximates market

   The GPU System Companies Master Savings Plan Trust consists of separate investment funds, as defined by the Plan, with different investment objectives.  The Plan's investment in the investment funds under the GPU System Companies Master Savings Plan Trust is subject to credit risk.  The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments.




                                                   14